CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Regulation A Offering Statement on Form 1-A of our report dated February 19, 2021, relating to the financial statements of Healthy Extracts, Inc., as of December 31, 2020 and 2019 and to all references to our firm included therein.

Certified Public Accountants

Lakewood, CO

August 6 , 2021